UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West8 Tower, Suite 1000 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France	77042 75784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone numbers, including area code:	(713) 354-6100 (Houston)
+33 156 26 71 71 (Paris)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2015, Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) issued a press release announcing that the European Commission has cleared the Company’s proposed merger with Siemens Energy, Inc. All of the conditions precedent regarding regulatory matters have now been satisfied. The closing of the transaction is scheduled to occur on June 30, 2015.

In connection with the merger, Siemens will pay all Dresser-Rand shareholders US$85.20 per share. The purchase price comprises the offer of US$83.00 per share plus a time-dependent ticking fee totaling US$2.20 per share for the months of March to and including June 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Dresser-Rand, dated June 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc. (Registrant)

Date: June 29, 2015	By:	/s/ Mark F. Mai
		Name:	Mark F. Mai
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Dresser-Rand, dated June 29, 2015.